UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 7, 2020

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	001-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, Suite 1000 Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest, par value $1.00 per share	PEI	New York Stock Exchange
Series B Preferred Shares, par value $0.01 per share	PEIPrB	New York Stock Exchange
Series C Preferred Shares, par value $0.01 per share	PEIPrC	New York Stock Exchange
Series D Preferred Shares, par value $0.01 per share	PEIPrD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 – Entry into a Material Definitive Agreement

Restructuring Support Agreement

On October 7, 2020, Pennsylvania Real Estate Investment Trust (the “Company”) and certain of the Company’s wholly owned direct and indirect subsidiaries (collectively, the “Company Parties”) entered into a Restructuring Support Agreement (the “RSA”) with (i) certain lenders (collectively, the “Consenting 7-Year TL Lenders”) party to that certain Seven-Year Term Loan Agreement, dated as of January 8, 2014 (as amended through the date hereof, the “7-Year Term Loan Agreement”), by and among the Company Parties, as borrowers, the lenders party thereto and Wells Fargo Bank, National Association (the “Agent”), as administrative agent, (ii) certain lenders (the “Consenting Revolver/TL Lenders”) party to that certain Amended and Restated Credit Agreement, dated as of May 24, 2018, by and among the Company Parties, each of the financial institutions from time to time party thereto, and the Agent (as amended through the date hereof, the “Revolver/TL Credit Agreement”, and together with the 7-Year Term Loan Agreement, each a “Credit Agreement” and collectively, the “Credit Agreements”), and (iii) the lenders (the “Consenting Bridge Lenders” and, together with the Consenting 7-Year TL Lenders and the Consenting Revolver/TL Lenders, the “Consenting Lenders”) under that certain Credit Agreement, dated as of August 11, 2020, among the Company Parties and certain of the lenders party to the Credit Agreements (as amended through the date hereof, the “Bridge Credit Agreement” and the credit facility issued thereunder, the “Bridge Credit Facility”). Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the RSA.

As of the Support Effective Date, the Consenting Lenders hold, in the aggregate, approximately (i) 74.43933823% of the $250.0 million aggregate outstanding principal amount of the indebtedness under the Seven-Year Term Loan Agreement, (ii) 83.03571429% of the $544.0 million aggregate outstanding principal amount of the indebtedness under the Revolver/TL Credit Agreement, and (iii) 100% of the $30.0 million aggregate outstanding principal amount of the indebtedness under the Bridge Credit Facility.

The RSA contemplates agreed-upon terms for a financial restructuring (the “Restructuring”) of the existing debt and certain other obligations of the Company Parties. The Restructuring is anticipated to be effected through either (i) an out-of-court restructuring on the terms set forth in the Out-of-Court Restructuring Term Sheet attached to the RSA (the “Out-of-Court Restructuring Term Sheet” and the transactions contemplated thereby, the “Out-of-Court Transactions”) or, if the Company is unable to obtain the consent of 100% of the lenders under the Credit Agreements, (ii) a prepackaged plan of reorganization on the terms set forth in the Plan Term Sheet attached to the RSA (the “Plan Term Sheet” and the plan of reorganization described therein, the “Plan”), a solicitation of votes therefor (the “Solicitation”), and the commencement by the Company of voluntary cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”), in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

In accordance with the RSA, each Consenting Lender agreed, among other things, to: (i) take all commercially reasonable actions necessary to facilitate the consummation of the Out-of-Court Transactions or Plan Transactions, as applicable, and refrain from taking any actions inconsistent therewith, and not fail or omit to take an action that is required by the RSA, applicable law, or the In-Court Definitive Documents or Out-of-Court Definitive Documents, as applicable; (ii) not object to, delay, impede, or take any other action that may reasonably be expected to interfere with the consummation of the Out-of-Court Transactions or Plan Transactions, as applicable; (iii) negotiate in good faith the In-Court Definitive Documents and Out-of-Court Definitive Documents, as applicable, and execute, deliver and perform thereunder to implement the Out-of-Court Transactions or Plan Transactions, as applicable; (iv) in the event the Out-of-Court Transactions are pursued, on the Closing Date (and thereafter on the terms provided in the Revolving Facility Documents), timely fund its pro rata share of the Revolving Facility (as defined in the Out-of-Court Restructuring Term Sheet); (v) in the event the Chapter 11 Cases are pursued, (A) timely vote and consent to accept the Plan; (B) support and take all reasonable actions necessary or appropriate to consummate the Exit Facility, including by exercising the Exit Facility Option (as defined in the Plan Term Sheet); (C) timely vote against any Alternative Restructuring; and (D) not solicit any Alternative Restructuring; and (vi) except as permitted in the RSA, not transfer any ownership (including any beneficial ownership as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) held by such Consenting Lender.

In accordance with the RSA, the Company Parties agreed, among other things, to: (i) negotiate in good faith each of the In-Court Definitive Documents and Out-of-Court Definitive Documents, as applicable, and execute, deliver and perform the obligations thereunder to implement the Out-of-Court Transactions or Plan Transactions, as applicable; (ii) use commercially reasonable efforts to obtain all required regulatory approvals for the Restructuring, if any; (iii) not take any action that is inconsistent with or that would reasonably be expected to prevent, interfere with, delay or impede the consummation of the Restructuring; (iv) not take any action that is materially inconsistent with, or that would reasonably be expected to prevent, interfere with, delay or impede, the consummation of the Restructuring, including, to the extent the Plan Transactions are pursued, the Solicitation and the confirmation and consummation of the Plan; (iv) to the extent that any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the transactions contemplated in the RSA, negotiate in good faith appropriate and reasonable additional or alternative provisions to address any such impediment, in consultation with the Requisite Consenting Lenders and the Requisite Consenting Bridge Lenders; (v) if the Solicitation and Chapter 11 Cases are commenced, (A) file a formal objection to any motion filed with the Bankruptcy Court by a third party seeking the entry of an order directing the appointment of a trustee or examiner, converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, dismissing the Chapter 11 Cases, modifying or terminating the Company Parties’ exclusive right to file and/or solicit acceptances of a plan of reorganization, or challenging the enforceability or priority of any portion of the claims in respect of the Company Parties’ indebtedness under the Credit Agreements; and (vi) not solicit any Alternative Restructuring.

Under the RSA, the Company and its directors and officers are expressly permitted to consider and accept any alternative transaction that the Company has determined in good faith (after consultation with its legal and financial advisors and the receipt of their advice) (A) can be consummated on the terms proposed, taking into account all financial, regulatory, legal, and other aspects (including certainty of closing), (B) to the extent financing is required, involves financing that is then fully committed, and (C) is on terms more favorable to the Company than the transactions contemplated by the RSA, if the failure to solicit or consummate such alternative transaction would reasonably be expected to (based on the written advice of the Company’s legal advisors) constitute a breach of the Company’s, the directors’, and the officers’ fiduciary duties under applicable law. The RSA further provides that prior to the earlier of (x) publicly announcing its intention to accept an Alternative Restructuring or (y) entering into a definitive agreement with respect to an Alternative Restructuring, the Company must terminate the RSA in accordance with the termination provisions thereunder. The RSA further provides that the Company must, to the extent practicable and consistent with the directors’ and officers’ fiduciary duties, give Agent Counsel not less than three business days’ prior written notice before exercising such termination right in accordance with the RSA. The Company is obligated, prior to entering into a definitive agreement in respect of an Alternative Restructuring or publicly announcing its intention to do so, to provide to Agent Counsel a copy of any written offer or proposal (and notice and a description of any oral offer or proposal) for such Alternative Restructuring within two days of receipt thereof.

The RSA contains certain milestones, including (i) commencing the solicitation of acceptances of the Plan no later than October 8, 2020; (ii) commencing the Chapter 11 Cases 10 days after the commencement of the Solicitation and filing with the Bankruptcy Court the Plan, the Disclosure Statement and a motion seeking approval of the Disclosure Statement and confirmation of the Plan on the petition date; (iii) securing interim orders approving the DIP Financing (as defined in the Plan Term Sheet) within three business days after the petition date; (iv) securing final orders approving the DIP Financing within 28 calendar days after the petition date unless the Bankruptcy Court has previously entered an order confirming the Plan; (v) securing an order confirming the Plan no later than 30 days after the petition date; and (vi) having the Effective Date occur no later than 35 days after the petition date.

The RSA may be terminated upon the occurrence of certain events set forth in the In-Court Definitive Documents or Out-of-Court Definitive Documents, as applicable, including the failure to meet the milestones specified in the Plan Term Sheet.

PJT Partners, Inc. is acting as financial and restructuring advisor and DLA Piper LLP (US) is acting as legal counsel to the Company in connection with the Restructuring. FTI Consulting, Inc. is acting as financial and restructuring advisor and Jones Day LLP is acting as legal counsel to the Consenting Lenders.

Although the Company intends to pursue the Restructuring in accordance with the terms set forth in the RSA, there can be no assurance that the Company Parties will be successful in completing a restructuring or any other similar transaction on the terms set forth in the RSA, on different terms or at all.

A copy of the RSA (together with the exhibits and schedules thereto) is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the RSA is only a summary, does not purport to be complete and is qualified in its entirety by reference to the RSA.

Out-of-Court Restructuring

The Out-of-Court Restructuring Term Sheet sets forth the principal terms of a proposed restructuring of the existing loan facilities provided under the Credit Agreements and a proposed new revolving credit facility (collectively, the “Restructured Facilities”). The Restructured Facilities would consist of the following:

•

a $150 million first lien senior secured revolving credit facility (the “Revolving Facility”), which would include a $10 million letter of credit sub-facility. Subject to the terms of the Facilities documentation, the Borrower may borrow, repay and re-borrow amounts under the Revolving Facility;

•

subject to adjustment as set forth below, a $600 million first lien senior secured term loan facility (the “Senior Term Loan Facility” and, together with the Revolving Facility, the “Senior Facility”), which, to the extent repaid, may not be re-borrowed; and

•

subject to adjustment as set forth below, a $319 million second lien secured term loan facility (the “Second Lien Term Loan Facility” and, together with the Senior Term Loan Facility and the Revolving Facility, the “Facilities”), which, to the extent repaid, may not be re-borrowed.

The aggregate principal amount of the Senior Term Loan Facility on the closing date of the Restructuring would be decreased such that the aggregate principal amount of the Senior Facility (including undrawn commitments under the Revolving Facility) on the closing date does not exceed the lesser of (a) 85% loan-to-value ratio, and (b) a Senior Debt Yield (as defined in the Credit Agreements) (which, solely for the purposes of determining the aggregate principal amount of the Senior Term Loan Facility on the closing date, would include undrawn commitments under the Revolving Facility) of 9.00%. Any principal amount by which the Senior Term Loan Facility is decreased would result in a corresponding dollar for dollar increase of the Second Lien Term Loan Facility. The foregoing adjustment to the amount of the Senior Term Loan Facility is referred to as the “Senior Term Loan Facility Adjustment Mechanism.”

The proceeds of the Senior Term Loan Facility and Second Lien Term Loan Facility would be used to refinance indebtedness under the Credit Agreements. The proceeds of the Revolving Facility would be used (i) to refinance indebtedness under the Bridge Credit Agreement and (ii) for working capital, general corporate purposes and other permitted uses consistent with the Approved Annual Business Plan (as defined in the Out-of-Court Restructuring Term Sheet), subject to certain exceptions.

The Facilities would have a two-year maturity, subject to a one-year extension at the Borrowers’ option, subject to minimum liquidity of $35.0 million and a minimum Corporate Debt Yield (as defined in the Credit Agreements) of 8.0%. The Facilities would be repayable in full at maturity, subject to mandatory prepayment provisions in the event of asset sales, incurrence of indebtedness, issuances of equity and receipt of casualty insurance proceeds.

The interest rate spread under the Facilities would be (i) in the case of Loans under the Senior Facility, 3.50% for LIBOR Loans and 2.50% for Base Rate Loans, with a LIBOR Floor of 0.50%; and (ii) in the case of the Second Lien Term Loan Facility, 8.00% for LIBOR Loans and 7.00% for Base Rate Loans, with a LIBOR Floor of 0.50%. The interest rate applicable to the Senior Term Loan Facility would be increased (or decreased) as a result of the Senior Term Loan Facility Adjustment Mechanism such that the total debt service on the Senior Term Loan Facility is the same before and after giving effect to the Senior Term Loan Facility Adjustment Mechanism. Interest on the Senior Facility would be paid on the last day of each applicable interest period (rolling 30-day interest periods). Interest on the Second Lien Term Loan would be paid in kind (“PIK Interest”) on the last day of each applicable interest period (rolling 30-day interest periods) but no longer than quarterly by adding the accrued and unpaid amount thereof to the principal balance of the Second Lien Term Loan and then accruing interest on such increased principal amount.

The Facilities would be secured by, in each case subject to certain limitations and exceptions to be determined, (i) the same collateral package as currently secures the Bridge Loan Facility (which includes Liens on all personal property of the Borrowers (as defined in the Out-of-Court Restructuring Term Sheet) and the Guarantors (as defined in the Out-of-Court Restructuring Term Sheet), including deposit account control agreements, direct and indirect equity interests in entities owning certain real property (collectively, the “Borrowing Base Properties”), and first-lien mortgages on the Borrowing Base Properties), and (ii) an additional pledge of direct and indirect ownership interests in each Borrower and all subsidiaries and joint ventures of Borrower, to the extent not already pledged, other than to the extent such pledge is prohibited by secured property level debt documents or the organizational documents of any subsidiary or joint venture (collectively, the “Collateral”). The Senior Facility would be secured by a first lien on the Collateral, and the Second Lien Term Loan Facility would be secured by a second lien on the Collateral. Additionally, providers of Specified Derivatives (as defined in the Plan Term Sheet) would be secured pari passu with the Senior Facility, subordinate in the payment waterfall to payment in full of the obligations under the Senior Facility.

Provided that no default or event of default, or except with respect to real properties subject to certain existing sale agreements, no event of default, then exists, the Company Parties would have the right to have the lien released on portions of the real property Collateral upon the disposition thereof to an unaffiliated third party on an arms’-length basis subject to the release procedures and application of the proceeds specified in the Out-of-Court Restructuring Term Sheet.

The Facilities would contain standard and customary conditions precedent for real estate secured transactions and covenants and events of default based substantially upon the Credit Agreements. In addition, the Facilities would include financial covenants related to minimum liquidity, anti-cash hoarding, cash trap, minimum senior debt yield and minimum corporate debt yield.

Proposed Joint Prepackaged Chapter 11 Plan of Reorganization

In the event that the Company cannot obtain 100% consent of the lenders under the Credit Agreements, the Company will commence the Chapter 11 Cases and seek to confirm the Plan. Upon the Effective Date, the capital structure of the Reorganized Debtors (as defined in the Plan Term Sheet) would consist of a $150 million first lien senior secured revolving credit facility (the “Revolving Exit Facility”); (ii) a $600 million first lien senior secured term loan facility (the “Senior Exit Term Loan Facility” and together with the Revolving Exit Facility, the “Senior Exit Facilities”); (iii) a $319 million second lien secured term loan facility (the “Second Lien Exit Term Loan Facility” and together with the Senior Exit Facilities, the “Secured Facilities”); (iv) reinstated Secured Property-Level Debt (as defined in the Plan Term Sheet); (v) assumed (or reinstated, as the case may be) general unsecured debt payable in the ordinary course of business of the reorganized Company (“Reorganized PREIT”); (vi) reinstated Specified Derivatives (as defined in the Plan Term Sheet), or, alternatively, incremental loans under the Second Lien Exit Term Loan Facility equal to the termination value of the Specified Derivatives not held by Consenting Lenders and that do not elect to reinstate their swap transactions; and (vii) the existing, unmodified equity in Reorganized PREIT.

Below is a summary of the treatment that the holders of pre-petition claims related to the unsecured debt of the Company Parties to be restructured would receive under the Plan:

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The Reorganized Debtors would assume the swap agreements (as amended) related to the allowed claims in respect of the Specified Derivatives, with any obligations of the Reorganized Debtors under the assumed swap agreements secured pari passu with the Secured Facilities; provided, however, that if a holder of an allowed claim in respect of a Specified Derivative is not a Consenting Lender, such holder may elect to exercise its contractual rights to liquidate, terminate or accelerate under the applicable swap agreement in accordance with Section 560 of the Bankruptcy Code, with such holder receiving, on account of any resulting payment amounts or termination values due and owing by the Debtors (as defined in the Plan Term Sheet) (after offset) to such holder, the principal amount of loans under the Second Lien Exit Term Loan Facility in an amount equal to the amount of such allowed claim.

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Each holder of an allowed claim under the Credit Agreements would receive on a dollar-for-dollar basis on account of such holder’s claim the principal amount of loans under the Second Lien Exit Term Loan Facility in a principal amount equal to such claim; provided, however, that any holder of an allowed claim under the Credit Agreements that exercises the Revolving Exit Facility Option (as defined below) would receive: (a) a payment in cash of such holder’s pro rata share (calculated based on such holder’s loan commitment under the Revolving Exit Facility) of the Exit Commitment Fee (as defined in the Plan Term Sheet); plus (b) first, on a dollar-for-dollar basis on account of such holder’s allowed claim under the Credit Agreements, its pro rata share (calculated based on such holder’s commitment of loans under the Revolving Exit Facility) of the principal amount of loans under the Senior Exit Term Loan Facility; and (c) second, on a dollar-for-dollar basis on account of such holder’s remaining allowed claim under the Credit Agreements (if any), the principal amount of loans under the Second Lien Exit Term Loan Facility in a principal amount equal to such remaining allowed claim.

On the Effective Date, each Existing Equity Interest (as defined in the Plan Term Sheet) would be unmodified and would remain as an outstanding equity security in Reorganized PREIT, and the Existing Equity Interests would continue to be subject to the Company’s existing governance documents, as the same may be amended or modified from time to time following the Effective Date in accordance with their terms. Although the Company is currently out of compliance with the continued listing requirements of the New York Stock Exchange (“NYSE”), it intends to request the NYSE make an exception, given the Company’s restructuring, to maintain the listing of the Existing Equity Interests on the NYSE. If the Company commences the Chapter 11 Cases, the NYSE may exercise its discretion to continue the listing of the Existing Equity Interests. If the Company or Reorganized PREIT is unable to remain listed on the NYSE, Reorganized PREIT intends, as soon as reasonably practicable after the Effective Date, to apply to be relisted on the NYSE (or listed on the National Association of Securities Dealers Automated Quotations (“NASDAQ”)), so long as Reorganized PREIT is able to satisfy the initial listing requirements thereof. If unable to relist on either the NYSE or list on NASDAQ within a reasonable period of time, Reorganized PREIT may seek listing on an alternative exchange as Reorganized PREIT may reasonably determine.

DIP Facility

Under the RSA, in the event that an In-Court Restructuring is pursued, the Chapter 11 Cases would be financed by either a debtor-in-possession facility (the “DIP Financing”) provided on market terms, subject to approval by the Bankruptcy Court, or cash on hand from the proceeds of the Secured Bridge Facility. To the extent the DIP Financing is extended, the DIP Financing would refinance the Secured Bridge Facility in full and be subject to an agreed-upon DIP budget.

Exit Facilities

The Reorganized Debtors would enter into the Secured Facilities upon the Debtors’ emergence from the Chapter 11 Cases. The Secured Facilities would consist of three separate facilities: (i) the Revolving Exit Facility; (ii) the Senior Exit Term Loan Facility; and (iii) the Second Lien Exit Term Loan Facility, each of which must be consistent with the terms and conditions set forth in the Out-of-Court Restructuring Term Sheet and are described in more detail below.

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Subject to the terms of the Plan, each prepetition lender would be granted the option to commit itself for all, but not less than all, of its full pro rata share (based on its holdings of loans under the Credit Agreements) of the Revolving Exit Facility (the “Revolving Exit Facility Option”). Subject to the terms and conditions of the Revolving Exit Facility (A) on the Effective Date, the proceeds of the Revolving Exit Facility would be used to satisfy claims under any DIP Financing; and (B) after the Effective Date, the available proceeds of the Revolving Exit Facility would be used for working capital, general corporate purposes and other permitted uses of the Reorganized Debtors, consistent with the Approved Annual Business Plan (as defined in the Our-of-Court Restructuring Term Sheet).

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On the Effective Date, (A) the Senior Exit Term Loan Facility and the Second Lien Exit Term Loan Facility would be used to refinance the allowed claims in respect of the indebtedness under the Credit Agreements as set forth in the Plan and pursuant to the terms and conditions of the respective Senior Exit Term Loan Facility and the Second Lien Exit Term Loan Facility; (B) the Credit Agreements and any documents ancillary thereto would be cancelled; and (C) each holder of an allowed claim in respect of the indebtedness under the Credit Agreements would become bound by the terms and conditions of the Senior Exit Term Loan Facility and/or the Second Lien Exit Term Loan Facility (as applicable). On the Effective Date, the aggregate principal amount of the Senior Exit Term Loan Facility may be decreased such that the aggregate principal amount of the Secured Facilities (including undrawn commitments under the Revolving Exit Facility) on the Effective Date does not exceed the lesser of (a) 85% loan-to-value ratio and (b) a Senior Debt Yield (which, solely for the purposes of determining the aggregate principal amount of the Senior Exit Term Loan Facility on the Effective Date, includes undrawn commitments under the Revolving Exit Facility) of 9.00%. Any principal amount by which the Senior Exit Term Loan Facility is decreased would result in a corresponding dollar-for-dollar increase of the Second Lien Exit Term Loan Facility; provided that the Second Lien Exit Term Loan Facility would be increased by the amount of the allowed claims in respect of Specified Derivatives of the holders that are not Consenting Lenders and that elected to exercise their respective contractual rights to terminate their swap agreements in accordance with the Plan.

In connection with entering into the RSA, the Company issued a press release on October 14, 2020, a copy of which is attached to this Form 8-K as Exhibit 99.1.

Item 7.01 – Regulation FD Disclosure

Disclosure Statement

On October 9, 2020, the Debtors commenced a solicitation for acceptance of the Plan by causing the Plan and the corresponding disclosure statement (the “Disclosure Statement”) to be distributed to certain creditors of the Company. The solicitation was commenced in the event that the Company does not obtain the consent of 100% of the lenders under the Credit Agreements. A copy of the Disclosure Statement, including the Plan attached as an exhibit thereto, is attached as Exhibit 99.2 to this Current Report on Form 8-K. The Disclosure Statement includes important information relating to the Company’s operations, anticipated events during the Chapter 11 Cases, a summary of the Plan, a description of the Exit Facilities, financial information and projections, valuation analysis, transfer restrictions and certain consequences under the federal securities laws, certain tax consequences of the Plan, certain risk factors, voting procedures and requirements relating to the solicitation, confirmation of the Plan, alternatives to confirmation and consummation of the Plan and a recommendation relating to the Plan.

The information contained in the Disclosure Statement and this Current Report on Form 8-K do not constitute an offer to buy, nor a solicitation of an offer to sell, any securities of the Company, nor do they constitute a solicitation of consent from any persons with respect to the transactions contemplated hereby and thereby. While the Company expects the restructuring will take place in accordance with the Plan, there can be no assurance that the Company will be successful in completing a restructuring. Holders of common shares and other security holders are urged to read the disclosure materials, including the Disclosure Statement, because they contain important information regarding the restructuring.

The information included in this Form 8-K under Item 7.01 and Exhibits 99.1 and 99.2 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

This Current Report on Form 8-K contains forward-looking statements. In addition, the Company’s management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “may,” “will,” “could,” “should,” “seek” or “intend” and similar expressions. Forward-looking statements reflect the Company’s current expectations and assumptions regarding its business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and the Company’s current business plans. Actual results could vary materially depending on risks and uncertainties that may affect the Company’s operations, markets, services, prices and other factors as discussed in the Risk Factors section of its other filings with the Securities and Exchange Commission (the “SEC”). While the Company believes its assumptions are reasonable, it cautions you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for the Company to anticipate all factors that could affect its actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the ability to confirm and consummate a plan of reorganization in accordance with the terms of the RSA; risks attendant to the bankruptcy process, including the Company’s ability to obtain court approvals with respect to motions filed in the Chapter 11 Cases, the outcomes of court rulings and the Chapter 11 Cases in general and the length of time that the Company may be required to operate in bankruptcy; the effectiveness of the overall restructuring activities pursuant to the Chapter 11 Cases and any additional strategies that the Company may employ to address its liquidity and capital resources; the actions and decisions of creditors, regulators and other third parties that have an interest in the Chapter 11 Cases, which may interfere with the ability to confirm and consummate a plan of reorganization; restrictions on the Company due to the terms of any debtor-in-possession credit facility that it will enter into in connection with the Chapter 11 Cases and restrictions imposed by the applicable courts; the Company’s ability to achieve its forecasted revenue and pro forma leverage ratio and generate free cash flow to further reduce its indebtedness; the Company’s ability to manage its business through the impacts of the COVID-19 pandemic, a weakening of global economic and financial conditions, changes in governmental regulations and related compliance and litigation costs and the other factors listed in the Company’s SEC filings. For a more detailed discussion of these and other risk factors, see the Risk Factors section in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and the Company’s other filings made with the SEC. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by the Company speak only as of the date on which they are made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Restructuring Support Agreement, dated October 7, 2020, by and among Pennsylvania Real Estate Investment Trust and the other parties thereto.

99.1	Press Release dated October 14, 2020.

99.2	Disclosure Statement Relating to the Joint Prepackaged Chapter 11 Plan of Reorganization of Pennsylvania Real Estate Investment Trust and Certain of its Direct and Indirect Subsidiaries dated October 8, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: October 14, 2020	By:	/s/ Lisa M. Most
Lisa M. Most
Executive Vice President, Secretary and General Counsel